Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2014 Financial Results;
Declares Quarterly Dividend

Indiana, PA., April 22, 2014 - First Commonwealth Financial Corporation (NYSE: FCF) today reported net income of $12.3 million, or $0.13 diluted earnings per share, for the first quarter ended March 31, 2014, as compared to net income of $10.6 million, or $0.11 diluted earnings per share, in the first quarter of 2013. The increase in net income was primarily the result of reduced provision expense and a $1.6 million reduction in noninterest expense. Annualized returns on average assets and average equity for the first quarter 2014 were 0.80% and 6.97%, respectively, as compared to 0.71% and 5.73% for the first quarter 2013.
First Quarter 2014 Financial Highlights

•	Net income of $12.3 million, or $0.13 diluted earnings per share.

•
Operation: Excellence IT conversion expense of $2.4 million, or $0.02 diluted earnings per share, including technology conversion charges and accelerated depreciation for hardware and software to be replaced.

•	Partial insurance recovery of $0.9 million for a 2012 external fraud loss.

•	$1.2 million gain on sale of registered investment advisory business.

•	Nonperforming loans decreased $3.2 million, or 5%, from the fourth quarter of 2013 and $22.1 million, or 28%, over the last 12 months.

T. Michael Price, President and Chief Executive Officer, stated, “I am pleased with the improvements in our credit quality metrics, efficiency, competitiveness of our business lines and the progress of our IT conversion project targeted to occur in the third quarter of 2014. These areas of strategic focus and execution are the cornerstones for future performance.”
Net Interest Income and Net Interest Margin
First quarter 2014 net interest income, on a fully taxable equivalent basis, was relatively flat at $46.5 million as compared to the first quarter of 2013. Net interest margin was 3.33%, 3.35% and 3.45% for the three-month periods ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively.
Average loans for the first quarter 2014 increased $29.4 million as compared to the prior quarter. Average deposits decreased $36.1 million for the same time period. First quarter 2014 average deposit mix changes also include a $38.9 million increase in average purchased wholesale deposits that represented a more cost effective alternative to borrowed funds.
Price added, “Loan growth is challenging as we remain disciplined in our loan underwriting guidelines. Here too, we believe this discipline will add future strategic advantage.”
Credit Quality
The provision for credit losses totaled $3.2 million for the quarter ending March 31, 2014, as compared to $4.5 million in the prior-year period.
At March 31, 2014, nonperforming loans were $56.2 million, a decrease of $3.2 million from December 31, 2013. Nonperforming loans as a percentage of total loans were 1.32%, 1.39% and 1.86% for the periods ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

During the first quarter of 2014, net charge-offs were $3.0 million compared to $9.4 million in the first quarter of 2013. As a percentage of average loans on an annualized basis, net charge-offs were 0.28%, 0.18% and 0.90% for the periods ending March 31, 2014, December 31, 2013 and March 31, 2013. The allowance for credit losses as a percentage of total loans outstanding was 1.28%, 1.27% and 1.48% for March 31, 2014, December 31, 2013 and March 31, 2013, respectively.
Noninterest Income
Noninterest income was relatively unchanged at $14.9 million for the first quarter of 2014 compared to the same period last year. In March 2014, First Commonwealth announced the sale of its registered investment advisory business, generating a gain on sale of $1.2 million. This increase in noninterest income was offset primarily by $1.4 million of less commercial loan swap revenue.
Noninterest Expense
Noninterest expense decreased $1.6 million, or 4%, in the first quarter of 2014 from the first quarter of 2013. The decrease is primarily attributable to reductions of $0.7 million for salaries and employee benefits expense, $0.5 million of Pennsylvania shares tax, $0.4 million of OREO and loan collection costs, a $0.9 million partial insurance recovery for a 2012 external fraud loss and $1.0 million in other operating expenses comprised of reserves for unfunded commitments, marketing and promotions and a contingency accrual for client tax reporting in the first quarter of 2013. Offsetting these noninterest expense improvements is $2.4 million of IT conversion-related costs, primarily accelerated depreciation on software and hardware to be replaced in the scheduled third quarter 2014 conversion.
Full time equivalent staff was 1,333 and 1,383 for the periods ended March 31, 2014 and 2013, respectively.
The efficiency ratio, calculated as total noninterest expense as a percentage of total revenue (total revenue consists of net interest income, on a fully taxable equivalent basis, plus total noninterest income, excluding net impairment losses and net securities gains), was 65% for the quarter ended March 31, 2014 as compared to 68% at March 31, 2013.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.07 per share on April 22, 2014, which is payable on May 16, 2014 to shareholders of record as of May 2, 2014. This dividend represents a 3.2% projected annual yield utilizing the April 21, 2014 closing market price of $8.69.
During the first quarter of 2014, First Commonwealth completed share repurchase programs in the amount of $25.0 million and $50.0 million which were previously announced on January 29, 2013 and June 19, 2012, respectively. Under these programs, First Commonwealth purchased a total of 10,810,119 shares of common stock at an average price of $6.97 per share. On February 19, 2014, First Commonwealth’s Board of Directors authorized an additional $25.0 million common stock repurchase program. As of March 31, 2014, First Commonwealth has purchased 382,387 shares at an average price of $8.26 per share under this program.
First Commonwealth’s capital ratios for Total, Tier I and Leverage at March 31, 2014 were 13.6%, 12.4% and 10.0%, respectively.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter 2014 on Wednesday, April 23, 2014 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-877-353-0037 or through the company’s web page, http://ir.fcbanking.com. A replay of the call will be available approximately two hours following the conclusion of the conference. A link to the call replay will be accessible at this web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation, headquartered in Indiana, Pennsylvania, is a financial services company with $6.2 billion in total assets and 110 banking offices in 15 counties throughout western and central Pennsylvania.  First Commonwealth provides a full range of commercial banking, consumer banking, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect our revenues, increase credit-related costs and reduce the values of our assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Continued stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets, could cause additional credit losses and deterioration in asset values. In addition, our business and financial performance is likely to be negatively impacted by effects of recently enacted and future legislation and regulation. Our results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance and legal risk, interest rate risk, and liquidity risk. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:

Media/Investor Relations:
Richard J. Stimel
Vice President/ Corporate Communications and Investor Relations
724-349-7220

--2PRFCFERN2--     ###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE)(1)	$46,468	$47,303	$46,447
Provision for credit losses	3,231	1,216	4,497
Noninterest income	14,920	13,264	14,885
Noninterest expense	39,887	45,327	41,454
Net income	12,300	9,259	10,553

Earnings per common share (diluted)	$0.13	$0.10	$0.11

KEY FINANCIAL RATIOS
Return on average assets	0.80%	0.60%	0.71%
Return on average shareholders' equity	6.97%	5.14%	5.73%
Efficiency ratio(2)	64.98%	73.15%	67.59%
Net interest margin (FTE)(1)	3.33%	3.35%	3.45%

Book value per common share	$7.61	$7.47	$7.53
Tangible book value per common share(4)	5.90	5.78	5.90
Market value per common share	9.04	8.82	7.46
Cash dividends declared per common share	0.07	0.06	0.05

ASSET QUALITY RATIOS
Allowance for credit losses as a percent of
end-of-period loans	1.28%	1.27%	1.48%
Allowance for credit losses as a percent of
nonperforming loans	96.98%	91.31%	79.54%
Nonperforming loans as a percent of
end-of-period loans	1.32%	1.39%	1.86%
Nonperforming assets as a percent of
total assets	1.08%	1.15%	1.47%
Net charge-offs as a percent of average loans
(annualized)	0.28%	0.18%	0.90%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.54%	11.45%	12.26%
Tangible common equity as a percent of tangible assets(3)	9.20%	9.09%	9.87%
Leverage Ratio	10.04%	10.00%	11.15%
Risk Based Capital - Tier I	12.40%	12.10%	13.27%
Risk Based Capital - Total	13.57%	13.26%	14.52%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
INCOME STATEMENT
Interest income	$50,506	$51,308	$51,761
Interest expense	4,915	5,002	6,343
Net Interest Income	45,591	46,306	45,418
Taxable equivalent adjustment(1)	877	997	1,029
Net Interest Income (FTE)	46,468	47,303	46,447
Provision for credit losses	3,231	1,216	4,497
Net Interest Income after Provision for Credit Losses (FTE)	43,237	46,087	41,950

Changes in fair value on impaired securities	4,147	4,851	1,864
Non-credit related gains on securities not expected to be sold
(recognized in other comprehensive income)	(4,147)	(4,851)	(1,864)
Net Impairment Losses	—	—	—
Net securities (losses) gains	—	(1,395)	4
Trust income	1,435	1,489	1,663
Service charges on deposit accounts	3,792	4,209	3,401
Insurance and retail brokerage commissions	1,395	1,382	1,417
Income from bank owned life insurance	1,369	1,320	1,428
Gain on sale of assets	1,581	97	275
Card related interchange income	3,366	3,532	3,188
Derivative mark to market	(58)	155	989
Other income	2,040	2,475	2,520
Total Noninterest Income	14,920	13,264	14,885

Salaries and employee benefits	21,044	21,724	21,793
Net occupancy expense	3,506	3,477	3,635
Furniture and equipment expense (5)	5,330	5,255	3,272
Data processing expense	1,468	1,498	1,516
Pennsylvania shares tax expense	711	1,415	1,190
Intangible amortization	178	216	358
Collection and repossession expense	709	974	1,151
Other professional fees and services	1,024	966	969
FDIC insurance	1,049	1,054	1,050
Operational losses	(689)	325	338
Conversion related expenses	354	2,523	—
Other operating expenses	5,203	5,900	6,182
Total Noninterest Expense	39,887	45,327	41,454

Income before Income Taxes	18,270	14,024	15,381
Taxable equivalent adjustment(1)	877	997	1,029
Income tax provision	5,093	3,768	3,799
Net Income	$12,300	$9,259	$10,553

Shares Outstanding at End of Period	94,223,883	95,245,215	99,298,120
Average Shares Outstanding Assuming Dilution	94,568,059	95,138,836	99,305,414
(5) - Includes $2.1 million and $2.0 million of accelerated depreciation expense related to the technology conversion for the three-month periods ended March 31, 2014 and December 31, 2013, respectively.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2014	2013	2013
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$82,327	$74,427	$53,991
Interest-bearing bank deposits	9,087	3,012	1,780
Securities	1,385,086	1,353,809	1,325,560

Loans	4,252,213	4,283,833	4,218,810
Allowance for credit losses	(54,506)	(54,225)	(62,262)
Net loans	4,197,707	4,229,608	4,156,548

Goodwill and other intangibles	160,504	161,267	161,973
Other assets	374,686	392,738	399,187
Total Assets	$6,209,397	$6,214,861	$6,099,039

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$966,956	$912,361	$883,307

Interest-bearing demand deposits	91,399	89,149	90,276
Savings deposits	2,474,923	2,506,631	2,510,615
Time deposits	1,114,539	1,095,722	1,227,380
Total interest-bearing deposits	3,680,861	3,691,502	3,828,271

Total deposits	4,647,817	4,603,863	4,711,578

Short-term borrowings	572,965	626,615	308,100
Long-term borrowings	216,435	216,552	280,068
Total borrowings	789,400	843,167	588,168

Other liabilities	55,397	56,134	51,565
Shareholders' equity	716,783	711,697	747,728
Total Liabilities and Shareholders' Equity	$6,209,397	$6,214,861	$6,099,039

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2014	Rate	2013	Rate	2013	Rate
NET INTEREST MARGIN (Quarterly Averages)

Assets
Loans (FTE)(1)	$4,307,373	4.14%	$4,277,981	4.17%	$4,222,606	4.38%
Securities and interest bearing bank deposits (FTE)(1)	1,350,917	2.22%	1,318,332	2.21%	1,238,020	2.34%
Total Interest-Earning Assets (FTE)(1)	5,658,290	3.68%	5,596,313	3.71%	5,460,626	3.92%
Noninterest-earning assets	564,689		565,809		569,277
Total Assets	$6,222,979		$6,162,122		$6,029,903

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$2,557,406	0.10%	$2,605,992	0.10%	$2,606,695	0.15%
Time deposits	1,130,062	1.03%	1,117,567	1.05%	1,141,576	1.14%
Short-term borrowings	653,045	0.29%	561,976	0.28%	355,912	0.25%
Long-term borrowings	216,503	1.76%	216,618	1.76%	280,152	2.80%
Total Interest-Bearing Liabilities	4,557,016	0.44%	4,502,153	0.44%	4,384,335	0.59%
Noninterest-bearing deposits	896,286		895,652		849,007
Other liabilities	53,563		49,270		49,295
Shareholders' equity	716,114		715,047		747,266
Total Noninterest-Bearing Funding Sources	1,665,963		1,659,969		1,645,568
Total Liabilities and Shareholders' Equity	$6,222,979		$6,162,122		$6,029,903

Net Interest Margin (FTE) (annualized)(1)		3.33%		3.35%		3.45%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2014	2013	2013
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$33,353	$28,908	$31,576
Troubled debt restructured loans on nonaccrual basis	12,327	16,980	32,565
Troubled debt restructured loans on accrual basis	10,523	13,495	14,140
Total Nonperforming Loans	$56,203	$59,383	$78,281
Other real estate owned ("OREO")	10,080	11,728	10,933
Repossessions ("Repo")	544	322	742
Total Nonperforming Assets	$66,827	$71,433	$89,956
Loans past due in excess of 90 days and still accruing	$2,450	$2,505	$3,927
Criticized loans	147,456	162,361	154,866
Nonperforming assets as a percentage of total loans,
plus OREO and Repos	1.57%	1.66%	2.13%
Allowance for credit losses	$54,506	$54,225	$62,262

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$1,516	$987	$410
Real estate construction	(169)	(361)	72
Commercial real estate	120	447	8,447
Residential real estate	851	33	(401)
Loans to individuals	632	842	894
Net Charge-offs	$2,950	$1,948	$9,422

Net charge-offs as a percentage of average loans
outstanding (annualized)	0.28%	0.18%	0.90%
Provision for credit losses as a percentage of net charge-offs	109.53%	62.42%	47.73%
Provision for credit losses	$3,231	$1,216	$4,497

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 35% federal income tax statutory rate.
(2) Efficiency ratio is "total noninterest expense" as a percentage of total revenue. Total revenue consists of "net interest income, on a fully taxable equivalent basis," plus "total noninterest income," excluding "net impairment losses" and "net securities gains."

	March 31,	December 31,	March 31,
	2014	2013	2013

Tangible Equity:
Total shareholders' equity	$716,783	$711,697	$747,728
Less: intangible assets	160,504	161,267	161,973
Tangible Equity	556,279	550,430	585,755
Less: preferred stock	—	—	—
Tangible Common Equity	$556,279	$550,430	$585,755

Tangible Assets:
Total assets	$6,209,397	$6,214,861	$6,099,039
Less: intangible assets	160,504	161,267	161,973
Tangible Assets	$6,048,893	$6,053,594	$5,937,066

(3)Tangible Common Equity as a percentage of
Tangible Assets	9.20%	9.09%	9.87%

Shares Outstanding at End of Period	94,223,883	95,245,215	99,298,120
(4)Tangible Book Value Per Common Share	$5.90	$5.78	$5.90

Note: Management believes that it is a standard practice in the banking industry to present these non-gaap measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.